Exhibit 99.1

                            AURORA GOLD CORPORATION

NEWS RELEASE 03-2005                                    November 8, 2005

                                                    Trading Symbol: ARXG
                                                            (NASD OTCBB)


                                  NEWS RELEASE
                                  ------------


AURORA GOLD CORPORATION ANNOUNCES THAT IT HAS ENTERED INTO OPTION AGREEMENTS OVER THE OURO MIL AND THE SAO DOMINGO PROJECTS IN THE TAPAJOS GOLD PROVINCE, PARA STATE, BRAZIL AND HAS COMMENCED INITIAL EXPLORATION PROGRAMS.

AURORA GOLD CORPORATION (the "Company") announces that the company has entered into option agreements over the Ouro Mil and Sao Domingo project areas and has commenced reconnaissance exploration programs. The Ouro Mil and Sao Domingo projects are located in the rich and largely unexplored Tapajos gold province in Para State, Brazil. The Ouro Mil project covers an area of approximately 10,000 hectares and the Sao Domingo project covers an area of approximately 5,000 hectares.

The Tapajos Gold Province comprises an area of approximately 300km by 350km located in south westerly reaches of the state of Para. The dominant lithologies are composed of Paleoproterozoic aged volcanic and plutonic rocks and hosts gold mineralization related to two metallogenic events. The older event comprises orogenic mesothermal shear hosted lode deposits, while the younger event related to emplacement of post-orogenic alkaline granitoids as volcanic edifices and along structural corridors, is constituted by epithermal to epizonal type deposits.

The Ouro Mil project is situated within a north-west trending sliver of the Creporizao Intrusive Suite along an E-NE shear subordinate to the NW trending regional shear of the area. The western margin of this portion of the Creporizao Intrusive Suite is in a NW faulted contact with the Parauari Intrusive Suite, and similarly the eastern margin is in a NW faulted contact with the Cuiu-Cuiu Complex.

The Sao Domingo project is situated within the granites of the Parauari Intrusive Suite cut by E-W and a NNW-SSE trending regional faults.

The option agreement for Ouro Mil allows for the Company to earn a 100% interest in the project via structured cash payments and leaving the vendors with a 1.5% Net Smelter Royalty ("NSR"). The total


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option  agreement  payment for the license is structured as follows: October 18,
2005  -  USD  $12,000;  December  18,  2005  -  USD $30,000; June 18, 2006 - USD
$70,000; June 18, 2007 - USD $120,000; June 18, 2008 - USD $180,000 and December
18, 2008 - USD $1,500,000 for a total of USD $1,912,000. Aurora Gold may withdraw from the option agreement at any time and may purchase the NSR at any time for USD $1,000,000.

The option agreement for Sao Domingo allows for the Company to earn a 100% interest in the project via structured cash payments and leaving the vendors with a 2.0% NSR. The total option agreement payment for the license is structured as follows: October 24, 2005 - USD $20,000; December 30, 2005 - USD $70,000; June 30, 2006 - USD $150,000; June 30, 2007 - USD $250,000; June 30,
2008 - USD $310,000 and December 30, 2008 - USD $1,500,000 for a total of USD $2,300,000. Aurora Gold may withdraw from the option agreement at any time and may purchase the NSR at any time for USD $1,000,000.

Preliminary investigation of both project areas has confirmed the existence of mineralized quartz veins and stockwork systems within these Intrusive Suites. The Company is targeting large tonnage, low to medium grade gold deposits for these two project areas based on the historical occurrences of gold deposits in similar geological settings within this region of the Tapajos gold province and is currently conducting rock chip and outcrop-sampling programs together with close spaced soil geochemistry programs to delineate the anomalous targets for follow up drill testing

Aurora Gold Corporation is a mineral exploration company whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board.

For Further information, please call Klaus Eckhof at
Phone:        (+618) 9240-2836
Mobile:       (+61) 411-148-209


ON BEHALF OF THE BOARD

"Klaus Eckhof"

Klaus Eckhof
Director

This  press  release includes "Forward-Looking Statements" within the meaning of
Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results and future plans and objectives of the Company are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under the heading "Risk Factors" and elsewhere in the Company's documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities. All dollar amounts are expressed in US dollars unless otherwise stated.


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